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Exhibit 21.1

SUBSIDIARIES OF ARES CAPITAL CORPORATION

Name	Jurisdiction
ARCC ABB LLC	DELAWARE
ARCC AXC LLC	DELAWARE
ARCC BALKO LLC	DELAWARE
ARCC BM LLC	DELAWARE
ARCC CIC FLEX CORPORATION	DELAWARE
ARCC C&C HoldCo, LLC	DELAWARE
ARCC CCS, INC.	DELAWARE
ARCC OTG PREFERRED CORP.	DELAWARE
ARCC CLPB CORPORATION	DELAWARE
ARCC CP LLC	DELAWARE
ARCC CRESCENT LLC	DELAWARE
ARCC ECG LLC	DELAWARE
ARCC FD CORP.	DELAWARE
ARCC FM CORP.	DELAWARE
ARCC GAC LLC	DELAWARE
ARCC GF, LLC	DELAWARE
ARCC HBF LLC	DELAWARE
ARCC IGS CORP.	DELAWARE
ARCC IMPERIAL CORPORATION	DELAWARE
ARCC IMPERIAL LLC	DELAWARE
ARCC IMPERIAL POF LLC (F/K/A AMEREX EQUITY LLC)	DELAWARE
ARCC LSQ LLC	DELAWARE
ARCC MCF 2 LLC	DELAWARE
ARCC NPA CORP. (F/K/A ARCC PSSI CORP.)	DELAWARE
ARCC OTG CORP.	DELAWARE
ARCC PCP L.P.	CAYMAN ISLANDS
ARCC PCP GP, LLC	DELAWARE
ARCC S2 LLC (F/K/A AC POSTLE, LLC)	DELAWARE
ARCC HT CORP. (F/K/A ARCC SAGE INC.)	DELAWARE
ARCC H8 CORP.	DELAWARE
ARCC NR LLC	DELAWARE
ARCC GF1 CORP.	DELAWARE
ARCC PF LLC	DELAWARE
ARCC PH CORP.	DELAWARE
ARCC UNIVERSAL CORP.	DELAWARE
ARCC PCGI III AIV BLOCKER, INC.	DELAWARE
ARCC PJMB LLC	DELAWARE
ARCC RB LLC	DELAWARE
ARCC SK BLOCKER CORP.	DELAWARE
ARCC SC LLC	DELAWARE
ARCC VP LLC	DELAWARE
ARES VENTURE FINANCE GP LLC	DELAWARE
ARES VENTURE FINANCE, L.P.	DELAWARE
AC NOTES HOLDINGS LLC	DELAWARE
ARCC COVESTIA CORP.	DELAWARE
ARCC JTC, LLC	DELAWARE
ARES CAPITAL JB FUNDING LLC	DELAWARE
ARES CAPITAL CP FUNDING LLC	DELAWARE
ARES CAPITAL CP FUNDING HOLDINGS LLC	DELAWARE

Name	Jurisdiction
IVY HILL ASSET MANAGEMENT GP, LLC	DELAWARE
10TH STREET EQUITY, LLC	DELAWARE
A.C. CORPORATION	DELAWARE
A.C., LP	DELAWARE
ALLBRIDGE EQUITY, LLC	DELAWARE
ALLBRIDGE FINANCIAL LLC	DELAWARE
ALLIED ASSET HOLDINGS LLC	DELAWARE
ALLIED CRESCENT EQUITY, LLC	DELAWARE
CALDER EQUITY, LLC	DELAWARE
CLEVELAND EAST EQUITY, LLC	DELAWARE
CRESCENT EQUITY CORP.	DELAWARE
CRESCENT SLIVER EQUITY LLC	DELAWARE
ARCC MCF 1, LLC (f/k/a DYNAMIC EQUITY, LLC)	DELAWARE
GLOBALCOM EQUITY, LLC	DELAWARE
HCI EQUITY, LLC	ILLINOIS
MULTIAD EQUITY CORP.	DELAWARE
NPH, INC.	MARYLAND
PCP WILCON HOLDINGS INC.	DELAWARE
PCP GHS HOLDINGS INC.	DELAWARE
S2 EQUITY CORP.	DELAWARE
SLATE EQUITY, LLC	DELAWARE
STAG EQUITY, LLC	DELAWARE
STARTEC EQUITY, LLC	DELAWARE
AC CORPORATE HOLDINGS, INC.	DELAWARE
ACAS, LLC	DELAWARE
ACE ACQUISITION HOLDINGS, LLC	DELAWARE
CAPITAL PLACEMENT HOLDINGS, INC.	DELAWARE
ACAS CRE CDO 2007-1 DEPOSITOR, LLC	DELAWARE
AMERICAN CAPITAL AGENT SERVICES, LLC	DELAWARE
EUROPEAN CAPITAL LIMITED	GUERNSEY
ECAS 2016 LTD.	GUERNSEY
EUROPEAN CAPITAL S.A. SICAR	LUXEMBOURG
ECAS AGENT S.AS.	FRANCE
ECAS S.AR.L.	LUXEMBOURG
ECAS II S.AR.L.	LUXEMBOURG

        In addition, we may be deemed to control certain portfolio companies identified as "Affiliated" companies that we "Control" in footnote 7 to the Consolidated Schedule of Investments as of December 31, 2016 included in the Financial Statements portion of Ares Capital Corporation's Form 10-K for the year ended December 31, 2016.

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  Exhibit 21.1
SUBSIDIARIES OF ARES CAPITAL CORPORATION